EXHIBIT 99.1

601 Rayovac Drive Madison WI 53711-2497 P.O. Box 44960 Madison WI 53744-4960 (608) 275-3340

For Immediate Release	Investor/Media Contact: Dave Prichard
608-278-6141

Spectrum Brands Announces Receipt of Requisite Consents with Respect to its
Tender Offer and Consent Solicitation and Entry into Supplemental Indenture Relating to its 9.500% Senior Secured Notes Due 2018

Madison, WI, August 20, 2013 -- Spectrum Brands Holdings, Inc. (NYSE: SPB) and Spectrum Brands, Inc. (“Spectrum Brands”) today announced that Spectrum Brands’ consent solicitation of the holders of its 9.500% Senior Secured Notes Due 2018 (the “Notes”) (CUSIP No.: 84762LAG0, ISIN No. US84762LAG05) successfully received the consent of the holders of $893,067,000 aggregate principle amount of the Notes, representing approximately 94.01% of the outstanding principal amount of the Notes, as of 5:00 p.m., New York City time, on August 19, 2013 (the “consent expiration”).

Following the receipt of the consents of the holders of 75% of the outstanding principal amount of the Notes, Spectrum Brands entered into a supplemental indenture amending the indenture governing the Notes with the trustee and the guarantors under the indenture.  The supplemental indenture eliminates substantially all of the restrictive covenants, certain events of default and the repurchase rights in the event of certain asset sales or changes of control and related provisions contained in the indenture governing the Notes (the “Indenture”) with respect to the Notes, and released the collateral then securing the Notes.  The supplemental indenture is effective upon execution, but none of the amendments will be operative until the acceptance for purchase by the Company of a majority of the outstanding Notes, and the amendments releasing the collateral will not be effective until the acceptance for purchase by the Company of at least 75% of the outstanding Notes.

Pursuant to the terms of the related Offer to Purchase and Consent Solicitation, dated as of August 6, 2013, tenders of Notes and delivery of consents may not be withdrawn after the consent expiration.

Under the terms of the tender offer and consent solicitation, holders of the Notes who validly tendered their Notes and delivered consents prior to the consent expiration and whose notes are accepted for purchase, will receive the "total consideration," which is equal to (i) $1,086.38 per $1,000.00 in principal amount of Notes validly tendered (the "tender consideration") plus (ii) $30.00 per $1,000.00 in principal amount of the Notes validly tendered (the "consent payment").  Holders of the Notes who validly tender their Notes after the consent expiration but on or before 11:59 p.m., New York City time, September 3, 2013 (the “expiration date”), and whose notes are accepted for purchase, will receive only the tender consideration.  Provided that the conditions to the tender offer have been satisfied or waived, the settlement date for the tender offer will promptly follow the expiration date and is expected to be September 4, 2013.

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Spectrum Brands’ obligation to accept for purchase and to pay for Notes in the tender offer is conditioned on, among other things, Spectrum Brands having received replacement financing on terms acceptable to it.

Any Notes not tendered and purchased pursuant to the tender offer will remain outstanding, and the holders thereof will be subject to the terms of the supplemental indenture although they did not consent to the amendments.  As soon as reasonably practicable following the expiration date, Spectrum Brands currently intends, but is not obligated, to call for redemption all of the Notes that remain outstanding following the consummation of the tender offer in accordance with the provisions of the Indenture, and at that time to satisfy and discharge the Indenture in accordance with its terms.

Spectrum Brands has retained Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. to serve as the Dealer Managers and Solicitation Agents for the tender offer and the consent solicitation.  Requests for documents may be directed to Global Bondholder Services Corporation, the Information Agent, at (866) 857-2200 or (212) 430-3774.  Questions regarding the tender offer and consent solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 or (212) 538-0083 or Deutsche Bank Securities Inc. at (855) 287-1922 or (212) 250-7527.

This press release is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities.  The tender offer and consent solicitation is being made solely by the Offer to Purchase and Consent Solicitation Statement dated August 6, 2013.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, Inc., a member of the Russell 2000 Index, is a global and diversified consumer products company and a leading supplier of consumer batteries, residential locksets, residential builders’ hardware, faucets, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, and personal insect repellents. Helping to meet the needs of consumers worldwide, our Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Rayovac®, Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister™, Remington®, VARTA®, George Foreman®, Black & Decker®, Toastmaster®, Farberware®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot® and Black Flag®. Spectrum Brands' products are sold by the world's top 25 retailers and are available in more than one million stores in approximately 140 countries. Spectrum Brands Holdings generated net sales of approximately $3.25 billion in fiscal 2012. On a pro forma basis following the Company’s December 2012 acquisition of the Hardware & Home Improvement Group (HHI) from Stanley Black & Decker, Spectrum Brands had net sales of more than $4 billion for fiscal 2012. For more information, visit www.spectrumbrands.com.

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Forward-Looking Statements

Certain matters discussed in this news release and other oral and written statements by representatives of the Company regarding matters such as the tender offer and consent solicitation described above and related transactions, expected sales, adjusted EBITDA, debt reduction and leverage, and other measures of financial performance, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum Brands Holdings’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) our ability to finance, complete the acquisition of, integrate, and to realize synergies from, the combined businesses of Spectrum Brands and the Hardware & Home Improvement Group of Stanley Black & Decker, and from our purchase of 56 percent of the equity of Shaser, Inc., and from other bolt-on acquisitions, (3) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products we offer, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where we do business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) our ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from our cost-cutting initiatives, (10) our ability to identify, develop and retain key employees, (11) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the securities filings of each of Spectrum Brands Holdings, Inc. and Spectrum Brands, Inc., including each of their most recently filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q.

We also caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. We undertake no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

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